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                                                                     EXHIBIT 2.3


                         UNITED STATES BANKRUPTCY COURT
                              DISTRICT OF DELAWARE

IN RE:                             :    JOINTLY ADMINISTERED
                                        CASE NO. 99-1244 (PJW)

LOEWEN GROUP INTERNATIONAL, INC.,  :
  A DELAWARE CORPORATION, ET AL.,  :    CHAPTER 11

                   DEBTORS.        :

                                   :
----------------------------------

                                        SECOND MODIFICATION TO THE FOURTH
                                        AMENDED JOINT PLAN OF REORGANIZATION OF
                                        LOEWEN GROUP INTERNATIONAL, INC., ITS
                                        PARENT CORPORATION AND CERTAIN OF THEIR
                                        DEBTOR SUBSIDIARIES



                                        WILLIAM H. SUDELL, JR. (DE 463)
                                        ROBERT J. DEHNEY (DE 3578)
                                        MORRIS, NICHOLS, ARSHT & TUNNELL
                                        1201 North Market Street
                                        Wilmington, Delaware 19899-1347
                                        (302) 658-9200

                                                      - and -

                                        RICHARD M. CIERI (OH 0032464)
                                        JONES, DAY, REAVIS & POGUE
                                        North Point
                                        901 Lakeside Avenue
                                        Cleveland, Ohio 44114
                                        (216) 586-3939

                                        HENRY L. GOMPF (TX 08116400)
                                        GREGORY M. GORDON (TX 08435300)
                                        JONES, DAY, REAVIS & POGUE
                                        2727 North Harwood Street
                                        Dallas, Texas 75201
                                        (214) 220-3939


                                        ATTORNEYS FOR DEBTORS AND
                                        DEBTORS IN POSSESSION


November 30, 2001


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         Subject to approval by the Bankruptcy Court and pursuant to this Second
Modification to the Fourth Amended Joint Plan of Reorganization of Loewen Group International, Inc., Its Parent Corporation and Certain of Their Debtor Subsidiaries, the Debtors effect the following changes to the Fourth Amended Joint Plan of Reorganization of Loewen Group International, Inc., Its Parent Corporation and Certain of Their Debtor Subsidiaries (the "Plan"):

MODIFICATION TO THE PLAN

         Section IV.F.2 of the Plan is hereby amended in its entirety to read as follows:

         As of the Effective Date, in consideration for the obligations of the Debtors and the Reorganized Debtors under the Plan and the cash, New Five-Year Secured Notes, New Two-Year Unsecured Notes, New Seven-Year Unsecured Notes, New Unsecured Subordinated Convertible Notes, New Common Stock, New Warrants or interests in the Liquidating Trust to be distributed pursuant to the Plan, the settlement of certain issues relating to certain CTA Note Claims and other contracts, instruments, releases, agreements or documents to be entered into or delivered by the Debtors or the Reorganized Debtors in connection with the Plan,
(a) each holder of a Claim or Interest that votes in favor of the Plan and (b) solely as to clause (ii) below, each Debtor, Reorganized Debtor and other Loewen Company will be deemed to forever release, waive and discharge all claims, demands, rights, causes of action and liabilities (other than the right to enforce the Debtors' or the Reorganized Debtors' obligations under the Plan and the contracts, instruments, releases, agreements and documents delivered thereunder), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising in law, equity or otherwise, that are based in whole or in part on any act, omission, transaction or other occurrence taking place on or prior to the Effective Date in any way relating to a Debtor, the Reorganization Cases, the Plan, the CTA or the CTA Note Claims (excluding any claims with respect to reimbursement and indemnification provisions of the credit facilities excepted from cancellation under Section IV.I) that such entity has, had or may have against (i) any Debtor or other Loewen Company and each of their respective present or former directors, officers, employees, attorneys, accountants, financial advisors and agents, acting in such capacity, and (ii) the members of the Creditors' Committee, each Indenture Trustee, each Principal CTA Creditor, each holder of a CTA Note Claim and each of their respective present or former directors, officers, employees, attorneys, accountants, financial advisors and agents, acting in such capacity (including all claims, demands, rights, causes of action and liabilities alleged in Adversary Proceeding No. 00-01181, which will be deemed dismissed with prejudice as of the Effective Date) (which release, waiver and discharge will be in addition to the discharge of Claims and termination of Interests provided herein and under the Confirmation Order and the Bankruptcy Code). Notwithstanding the foregoing, no claims, demands, causes of action or liabilities against (x) any Tolling Party or (y) and present or former director, officer or employee of any Loewen Company (other than TLGI and LGII), acting in such capacity that relates to the operations in the ordinary course of business of such Company will be released, waived or discharged under this Section IV.F.2.

         Section VI.D.1 is hereby amended to add the following to the end thereof:

         On the Effective Date, Reorganized LGII will reserve 775,000 shares of New Common Stock from its authorized but unissued shares (the "Class 11 Shortfall Reserve"). On or before the first anniversary of the Effective Date, Reorganized LGII will file with the Bankruptcy Court and serve on all holders of Class 11 Claims in Divisions C, D, E, F, G and H a report detailing the Allowed Claims and estimated Claims amounts in each of such Divisions. To the extent the then Allowed Claims and estimated Claims amounts in any such Division exceed the estimated Claims for such Division as set forth in the Disclosure Statement, Reorganized LGII shall file with the Bankruptcy Court and serve on all holders of Class 11 Claims in Divisions C, D, E, F, G and H, at the time of the filing of such report, a motion for authority to issue from the Class 11 Shortfall Reserve to the applicable Unsecured Claims Reserve additional shares of New Common Stock, based on a $17.17 per share value, in an amount determined by the Bankruptcy Court, but not to exceed the number of shares necessary to permit distributions to holders of Allowed Claims in the applicable Division equal to the estimated percentage recovery for such Division as set forth in the Disclosure Statement. Any shares of New Common Stock not so issued would be released from the Class 11 Shortfall Reserve. Upon issuance of any additional shares of New Common Stock to an Unsecured Claims Reserve such shares will constitute Reserved Shares.



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Dated:  November 30, 2001       Respectfully submitted,


                                LOEWEN GROUP INTERNATIONAL, INC.


                                By: /s/ BRADLEY D. STAM
                                    -------------------------------------------
                                    Name: Bradley D. Stam
                                    Title: Senior Vice President, Legal & Asset
                                    Management

COUNSEL:

WILLIAM H. SUDELL, JR. (DE 463)
ROBERT J. DEHNEY (DE 3578)
MORRIS, NICHOLS, ARSHT & TUNNELL
1201 North Market Street
Wilmington, Delaware 19899-1347
(302) 658-9200

RICHARD M. CIERI (OH 0032464)
JONES, DAY, REAVIS & POGUE
North Point
901 Lakeside Avenue
Cleveland, Ohio 44114
(216) 586-3939

HENRY L. GOMPF (TX 08116400)
GREGORY M. GORDON (TX 08435300)
JONES, DAY, REAVIS & POGUE
2727 North Harwood Street
Dallas, Texas 75201
(214) 220-3939

ATTORNEYS FOR DEBTORS AND DEBTORS IN POSSESSION












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